Exhibit 10.41
968-970 STEWART DRIVE, SUNNYVALE, CA
COMMERCIAL LEASE SUMMARY
The information contained in this “Commercial Lease Summary” is incorporated into the terms of the attached “Commercial Lease” (the “Lease”).

I.	LANDLORD:	John G. and Theresa L. Hessler as Trustees of the Hessler 2007 Revocable Trust; Mark Dellamano, John Dellamano and Joseph Dellamano, as Tenants in Common
II.	TENANT:	Pharmacyclics, Inc., a Delaware corporation
III.	PREMISES	968-970 Stewart Drive, Sunnyvale, California: approximately twenty thousand four hundred (20,400) square feet of net rentable area in accordance with Paragraph 1.1.
IV.	TERM
	Term:	The Lease shall commence on the “Commencement Date” (as such term is defined in Paragraph 2.1) and continue for a term of one hundred twenty (120) months (the “Term”) in accordance with Paragraph 2.2.
Options to Extend:
In accordance with Paragraph 2.3 and Exhibit B, Tenant shall have one (1) option to extend the Term of the Lease for a period of five (5) years (the “Extended Term”). The Base Rent during the Extended Terms shall be as set forth in Exhibit C.

V.	CHARGES
	Base Rent:	During the initial Term of the Lease, Base Rent per month shall be due in accordance with Paragraph 3.1 and the schedule set forth in Exhibit D,
	Operating Expenses:	In accordance with Paragraph 3.4. Tenant shall reimburse “Tenant’s Allocable Share” of Taxes, Insurance, Utilities, and maintenance and operation of the Premises, Building, and the Property.
Tenant’s Allocable Share shall be thirty eight and 93/100ths percent (38.93%) for expenses related to the entire Building, the Property, or any common areas.

Landlord Initials ____    1    Tenant’s Initials ______
2485418-2

Tenant’s Allocable Share shall be one hundred percent (100%) for expenses that are allocable only to the Premises, which include but are not limited to any maintenance and repair of the Premises performed by Landlord. In addition, Tenant’s Allocable Share may be increased to 100% for all purposes under this Lease if Tenant exercises its expansion election under Section 1.6 below.

Utilities:
In accordance with Paragraph 8.1, as of the Commencement Date, Tenant shall pay for utilities and services which are separately metered or separately charged to the Premises. In accordance with Paragraph 8.3, Tenant shall reimburse Landlord for its reasonable share of all utilities provided to the Premises which are not separately metered or separately charged to the Premises.

	Security Deposit:	Twenty Seven Thousand Nine Hundred Forty Eight Dollars ($27,948) in accordance with Paragraph 3.4.
VI.	USE: General office use consistent with Paragraph 4.
VII.	EXECUTION: The undersigned Landlord and Tenant agree to the provisions of this Lease, including the attached Exhibits.

[Signatures on following page]

Landlord Initials ____    2    Tenant’s Initials ______
2485418-2

Landlord:		Tenant:

Pharmacyclics, Inc., a Delaware corporation

/s/ John G. Hessler
John G. Hessler, as Trustee of the		By:	/s/ Joshua T. Brumm
Hessler 2007 Revocable Trust		Name:	Joshua T. Brumm
		Title:	EVP, Finance
Date:	November 1, 2012	Date	November 1, 2012

/s/ Theresa L. Hessler
Theresa L. Hessler, as Trustee of the		By:	/s/ Robert W. Duggan
Hessler 2007 Revocable Trust		Name:	Robert W. Duggan
		Title:	Chairman & CEO
Date:	November 1, 2012	Date	October 3, 2012

*Tenant to provide 2 officer signatures in accordance with CA Corp Code §313 or Certified Resolution

/s/ Mark Dellamano
Mark Dellamano
Date: November 1, 2012

/s/ John Dellamano
John Dellamano
Date: November 1, 2012

/s/ Joseph Dellamano
Joseph Dellamano
Date: November 1, 2012

Landlord Initials ____    3    Tenant’s Initials ______
2485418-2

Landlord Initials ____    4    Tenant’s Initials ______
2485418-2

Landlord Initials ____    5    Tenant’s Initials ______
2485418-2

Exhibits

A	Premises

B	Options to Extend

C	Base Rent during the Extended Term

D	Base Rent Adjustment Schedule

Landlord Initials ____    6    Tenant’s Initials ______
2485418-2

COMMERCIAL LEASE
968-970 STEWART DRIVE
SUNNYVALE, CALIFORNIA
This Lease, which for reference purposes only is dated effective as of October 31, 2012, is made and entered into by and between “Landlord” and “Tenant” as these terms are defined in the “Lease Summary”, which Lease Summary constitutes and is numbered as Page 1 of this Lease.
1.Premises.
1.1    Description of Premises. Landlord leases the Premises (as hereinafter defined) to Tenant for Tenant’s exclusive use and Tenant leases the Premises from Landlord for the term, at the rental, and upon all of the conditions set forth herein and in the Lease Summary. The Premises consist of approximately twenty thousand four hundred (20,400) square feet of net rentable area located within the building commonly known as 968-970 Stewart Drive, Sunnyvale, CA (the “Building”), and are generally as shown on the plan attached as Exhibit A; provided, however, that the area of the Premises may be expanded pursuant to Section 1.6 below. The net rentable area of the Premises includes the actual square footage of the Premises and a reasonable allocation of the Building’s common areas. The Building and the real property on which the Building is located are referred to collectively as the “Property”. During the Term of the Lease or any extension thereof, Tenant shall have the right to non-exclusive use of the “Common Areas” of the Building and Property, such as the interior areas of the Building not included within any tenant’s “premises”, telephone and utility installations, and sidewalks. The Premises shall be deemed to consist of twenty thousand four hundred (20,400) rentable square feet (the “Rentable Square Footage”) for all purposes under this Lease, save and except any change in the size of the Premises pursuant to Section 1.6 below.
1.2    Surrender of Premises. At the end of the Term of this Lease or upon earlier termination pursuant hereto, Tenant shall surrender the Premises to Landlord in the same condition as existed as of the Commencement Date (as modified by Changes unless such elements are required to be removed in accordance with the terms of the Lease), subject to reasonable wear and tear; except that all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall remain the property of Tenant, and may be removed by Tenant at any time during the Term of this Lease. If Tenant fails to remove all of its effects from the Premises upon termination of the Lease for any cause whatsoever, Landlord may, at its option, any time after five (5) days’ written notice to Tenant of its intention to remove such effects, remove same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof, and Tenant shall pay Landlord upon demand any and all expenses incurred in connection with such removal, including court costs, attorneys’ fees, and reasonable storage charges incurred while such effects were in Landlord’s possession.
1.3    Condition of Premises. Except as expressly set forth herein, Tenant shall accept the Premises in their “As-Is” condition. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant with the roof, existing building systems (including, without limitation, HVAC, electrical, plumbing and lighting) in good working condition; provided, however, that except as expressly provided in Article 5 below Landlord shall have no obligations with respect to preexisting elements of the Premises which will be subject to any alteration, addition or upgrade by Tenant as part of Tenant’s initial tenant improvements in the Premises.
1.4    Demising Work. Landlord and Tenant acknowledge that the Premises are not separately demised as of the date hereof, and agree that, subject to Landlord’s payment of the “Demising Allowance” (defined below), Tenant shall perform the Demising Work (defined below) as part of Tenant’s initial tenant improvements in and to the Premises, all of which are Changes subject to Section 5 below, As used in this Lease, the “Demising Work” means construction of all demising walls and separation of the electrical and HVAC systems (including installation of submeters). Tenant shall use a single general contractor for construction of the Demising Work and shall use commercially reasonable efforts to perform the Demising Work under a single building permit; provided, that the Demising Work may be performed as part of Tenant’s initial Changes to the Premises so long as Tenant’s provides a separate accounting to Landlord for the cost of the Demising Work, which shall be limited to the actual cost of labor

Landlord Initials ____    7    Tenant’s Initials ______
2485418-2

and materials incorporated into the Demising Work plus allocation of profit, overhead, general conditions, insurance and other project costs to the cost of the Demising Work in the same proportion as the cost of the Demising Work bears to the cost of all initial Changes by Tenant. Landlord shall reimburse Tenant for the cost of the Demising Work (such reimbursement is referred to herein as the “Demising Allowance”) following completion of all of Tenant’s initial Changes; provided, that Landlord shall not be required to pay in excess of Fifty Thousand Dollars ($50,000) toward the cost of the Demising Work and Tenant shall be responsible for any and all excess costs over and above the maximum amount of the Demising Allowance. The Demising Allowance shall be paid to Tenant by Landlord within thirty (30) days following receipt by Landlord or satisfaction of all of the following: (i) Tenant’s final completion of all initial Changes, (ii) receipt by Tenant of a certificate of occupancy relating to all initial Changes to the Premises and delivery of a copy to Landlord, (iii) final, unconditional lien releases from all persons providing labor and materials for Tenant’s initial Changes, (iv) copies of “as-built” plans showing the initial Changes, and (v) any additional documents and information reasonably requested by Landlord with respect to the initial Changes by Tenant; provided, however, that Landlord shall be under no obligation to reimburse the Demising Allowance during any period in which a default by Tenant exists and is continuing.
1.5    Parking. At no additional charge to Tenant, during the Term of the Lease or any extension thereof, Tenant shall be provided with non-exclusive use of 4 parking spaces per 1,000 rentable square feet of the original Premises of the parking facilities at the Property; provided, that if Tenant exercises the expansion option in Section 1.6 below, Tenant shall be entitled to the exclusive use of all parking areas on the Property. The Property’s parking facilities consist of an outdoor surface parking lot.
1.6    Expansion Option. At any time prior to the expiration of the twenty fourth (24th) full calendar month of the Term, Tenant may elect to expand the “Premises” hereunder to include the entire rentable square footage of the Building and the balance of the Property (all areas of the Building and Property added to the Premises by such expansion are the “Expansion Premises”); provided, however, that this option is personal to Tenant, and may not be exercised if the Lease has previously been assigned or if more than 25% of the rentable square footage of the original Premises is then subleased, except pursuant to a Permitted Transfer as defined below, Tenant shall be required to provide Landlord with at not less than nine (9) months advance written notice of its irrevocable election to exercise the option to expand the Premises, which notice shall be delivered prior to the expiration of the twenty-fourth (24th) full calendar month of the Term, and failure by Tenant to provide such notice when due shall constitute Tenant’s irrevocable waiver of its right to exercise such option. Landlord shall not be required to provide Tenant with notice of the expiration of Tenant’s exercise period. Landlord shall deliver possession of the Expansion Premises to Tenant on the date which is no earlier than 180 days and no more than 270 days following receipt of all of (i) Tenant’s exercise notice, (ii) a one-time payment of One Hundred Fifty Thousand Dollars ($150,000) to the then-current tenant of the Expansion Premises, and (iii) six (6) months of prepaid Base Rent, prepaid at the rates payable during the first six (6) full calendar months following the Expansion Commencement Date (defined below) and applicable to such periods. If Tenant exercises its expansion election, Landlord shall deliver written notice to Tenant thirty (30) days prior to delivery of possession of the Expansion Premises, following which Tenant may use and occupy the Expansion Premises and for all subsequent periods during the Term the “Premises” hereunder shall be deemed to include the Expansion Premises, The date Landlord delivers the Expansion Premises shall be the “Expansion Premises Commencement Date” for the purpose of the commencement of Tenant’s obligation to pay Base Rent for the Expansion Premises and determination of Tenant’s early termination rights under Section 2.5 below. In no event shall any purported exercise of this option to expand by Tenant be effective if Tenant is in default of any material monetary term, covenant, agreement or obligation on its part under this Lease beyond the applicable notice and cure period on or after the date Tenant purports to exercise its option hereunder up to and including the Expansion Premises Commencement Date. Following Tenant’s valid exercise of the option to expand the Premises and Landlord’s delivery of the same to Tenant, and for all subsequent periods during the Term, (a) the “Premises” shall be deemed to include the Expansion Premises for all purposes hereunder, (b) Tenant’s Allocable Share shall be 100%, (c) Tenant’s occupancy of the Expansion Premises shall be upon all of the terms and conditions hereof other than Base Rent, and (d) Base Rent for the Expansion Premises shall be twenty percent (20%) more than the Base Rent per rentable square foot of the original Premises from time to time (and subject to adjustment on the same schedule as Base Rent for the original Premises regardless of when the Expansion Premises Commencement Date occurs), except that the Base Rent for the Expansion Premises shall be Zero Dollars ($0.00) for the first ninety (90)

Landlord Initials ____    8    Tenant’s Initials ______
2485418-2

days following the Expansion Premises Commencement Date. Promptly following such election by Tenant Landlord and Tenant shall enter into a mutually agreeable amendment to this Lease to reflect the foregoing changes.
2.    Term. The Term of the Lease shall begin on the “Commencement Date” (as such term is defined below) and continue for the Term stated in the Lease Summary. If the Commencement Date is other than the first day of a calendar month, then the Lease Term shall expire and terminate one hundred twenty (120) months after the first day of the first calendar month following the Commencement Date (the “Expiration Date”).
2.1    Commencement Date. The “Commencement Date” shall be the date which is ninety (90) days following Landlord’s delivery of possession of the Premises to Tenant, subject to Section 2.4 below. It is anticipated that the Commencement Date shall be on or about February 1, 2013 (the “Anticipated Commencement Date”).
2.2    Postponement. If the Commencement Date has not occurred by the Anticipated Commencement Date, the Commencement Date shall be delayed without liability to either party, and the Tenant shall not be obligated to pay any Rent during such period of delay.
2.3    Options to Extend. As set forth in the attached Exhibit B, Tenant shall have one (1) option to extend the Term of the Lease for a period of five (5) years (the “Extended Term”). The Base Rent during the Extended Terms shall be as set forth in Exhibit C.
o    Delivery of Premises. Landlord agrees that Tenant is entitled to possession of the Premises prior to the Commencement Date in order to perform its initial Changes in and to the Premises and to install its furnishings, fixtures, equipment and personal property. Upon Landlord’s delivery of possession to Tenant, Tenant shall be deemed to have exclusive possession of the Premises and the use and occupancy of the Premises prior to the Commencement Date by Tenant and its contractors shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Base Rent, which shall be payable from and after the Commencement Date, Landlord shall have a period of forty five (45) days after the execution and delivery of this Lease to remove all personal properly and furniture currently located in the Premises. Landlord shall deliver possession of the Premises to Tenant upon the full execution of this Lease so long as Tenant has delivered to Landlord (i) prepaid rent and security deposit, and (ii) evidence of insurance by Tenant and its contractors; provided, however, that Landlord and its agents may continue to access the Premises for up to forty five (45) days thereafter to remove Landlord’s personal property and furniture. Tenant agrees that, to the extent Landlord’s delivery of possession may be delayed as a result of Tenant’s failure to satisfy the foregoing conditions, Tenant shall not be entitled to any extension of the Commencement Date by reason of such delay. Tenant shall confirm the date of Landlord’s delivery of possession to Tenant in writing at the request of Landlord.
o    Early Termination Option. Tenant shall be entitled to elect to terminate this Lease prior to the Expiration Date effective as of the end of (i) the thirty sixth (36th) full calendar month of the Term, or (ii) the sixtieth (60th) full calendar month of the Term; provided, that if Tenant has previously exercised its expansion election under Section 1.6 above, Tenant shall not be entitled to terminate under subsection (i) above, and the effective date of Tenant’s termination under subsection (ii) above shall be the later of the sixtieth (60th) full calendar month of the Term or the forty eighth (48th) full calendar month following the Expansion Premises Commencement Date. Tenant shall be required to provide Landlord with at not less than six (6) months advance written notice of its irrevocable election to exercise the option to terminate the Lease prior to the Expiration Date, and failure by Tenant to provide such notice when due shall constitute Tenant’s irrevocable waiver of its right to exercise such option. Landlord shall not be required to provide Tenant with notice of the expiration of Tenant’s exercise period. If Tenant exercises its early termination election, then on or before the effective date of termination and as a condition to the effectiveness of Tenant’s exercise of its early termination election, Tenant shall pay to Landlord a termination fee equal to the sum of (a) three (3) months’ Base Rent at the rates otherwise payable for the first three (3) calendar months following the effective date of termination, plus (b) the unamortized amount (amortized using a 6% interest rate) of all of Landlord’s reasonable leasing commissions, legal fees incurred in negotiating this Lease, and the Demising Allowance (as defined below),
3.    Rent.

Landlord Initials ____    9    Tenant’s Initials ______
2485418-2

3.1    Payment of Rent. From and after the Commencement Date (as such term is defined in Paragraph 3.5 below), Tenant shall pay to Landlord the Base Rent as stated in the Lease Summary, without deduction, offset, prior notice or demand, in advance on the first day of each calendar month of the Term of this Lease. Base Rent shall be payable in lawful money of the United States to Landlord at such place as Landlord may designate. Tenant’s obligation to pay Base Rent for any partial month shall be prorated on the basis of a thirty (30) day month. Upon execution of the Lease, Tenant shall pay Twenty One Thousand Four Hundred Twenty Dollars ($21,420) to Landlord which shall be credited as Base Rent paid for the thirty (30) day period commencing with the Commencement Date.
3.2    Late Payment; Interest. If any installment of Base Rent, Additional Rent or any other sum due from Tenant is not received by Landlord within five (5) business days after the due date, Tenant shall pay to Landlord as liquidated damages an additional sum equal to five percent (5%) of the amount overdue to compensate Landlord for reasonably foreseeable processing and accounting charges, and any charges that may be incurred by Landlord with regard to any financing secured by the Property. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenants default with respect to the overdue amount. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred. In addition, any amount not paid by Tenant when due hereunder shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by law (the “Interest Rate”). Payment of such interest shall not excuse or cure any default by Tenant.
3.3    Security Deposit. Upon execution of the Lease, Tenant shall deposit the Security Deposit with Landlord (in the amount indicated in the Lease Summary) as security for the full and faithful performance by Tenant of every term and covenant of this Lease. In the event Tenant defaults in the performance of any of its obligations hereunder beyond the applicable notice and cure period, Landlord may use or apply any portion of the Security Deposit to cure the default or to compensate Landlord for its damages from the default, in which event Tenant shall promptly deposit with Landlord the sum necessary to restore the Security Deposit to its original amount. Upon termination of this Lease and performance of all of Tenant’s obligations hereunder, Landlord shall return the Security Deposit or any balance thereof to Tenant within thirty (30) days of Tenant’s vacating the Premises. Tenant shall not be entitled to any interest on the Security Deposit, and Landlord shall be entitled to commingle the Security Deposit with its general funds.
3.4    Additional Rent.
(a)    From and after Landlord’s delivery of possession of the Premises to Tenant, Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, as additional rent (the “Additional Rent”):
(i)    Tenant’s “Allocable Share” (as described in Paragraph 3.2(d)) of Operating Expenses, as set forth in Paragraph 6.3(b) herein;
(ii)    Tenant’s Allocable Share of all Real Property Taxes relating to the Property, as set forth in Paragraph 7.2 herein;
(iii)    Tenant’s “Allocable Share” of insurance premiums, as set forth in Paragraph 11.5;
(iv)    Tenant’s pro-rata share of Utilities as set forth in Paragraph 8.3: and
(v)    All charges, costs and expenses which Tenant is required to pay hereunder, together with all late charges, interest, costs and expenses including reasonable attorneys’ fees, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of Tenant’s default or breach of this Lease.

Landlord Initials ____    10    Tenant’s Initials ______
2485418-2

(b)    In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Base Rent
(c)    From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Lease Term an amount reasonably estimated by Landlord to be the monthly amounts attributable to clauses (i), (ii), (iii) and (iv) of Paragraph 3.4(a) (collectively, “Estimated Expense Reimbursements”). The “Estimated Monthly Expense” may be adjusted by Landlord’s providing thirty (30) days written notice to Tenant of the changed Estimated Monthly Expense. All other Additional Rent shall be due and payable within thirty (30) days after Landlord’s written demand,
(d)    Tenant’s “Allocable Share” shall be that percentage as set forth on the Lease Summary and shall not be modified for any reason, including as the result of any modifications in any calculations or change in useable, rentable or gross square footage of the Building, without the written agreement of Landlord and Tenant; provided, however, that if Tenant exercises its expansion election under Section 1.6 above, Tenant’s Allocable Share shall be readjusted to equal 100% immediately upon Landlord’s delivery of possession of the Expansion Premises to Tenant.
(e)    Within ninety (90) days after the expiration of each calendar year included in the Term or any extension thereof, Landlord shall make a determination of the actual Operating Expenses for such year. Landlord shall submit to Tenant a written statement, certified by Landlord, in sufficient detail for verification by Tenant and a summary showing Operating Expenses on a line item basis by category, which statement shall include the amount of actual Operating Expenses for such calendar year and any amounts owed by either Landlord or Tenant to the other for such year. Within thirty (30) days after delivery of such statement, including any statement delivered after the expiration or termination of this Lease, Tenant shall pay to Landlord the difference, if any, between the amount paid by Tenant as estimated Operating Expenses and the amount owed by Tenant for the actual Operating Expenses for such calendar year. If Tenant’s payment of the estimated Operating Expenses was greater than the amount owed by Tenant of the actual Operating Expenses, then Landlord, at its election, shall credit such amount against the next due installments of Additional Rent or pay the same to Tenant all within thirty (30) days after receipt of Landlord’s annual statement. Notwithstanding the foregoing, Tenant may at any time within one (1) year after the later of (i) delivery of Landlord’s annual statement, or (ii) the date all expenses which may be challenged by a third party are finalized either through settlement or final judgment, give Landlord written notice of its intent to inspect, examine and audit Landlord’s records pertaining to Operating Expenses for the calendar year covered by such statement (“Audit Notice”). Tenant shall have the right, upon delivery of an Audit Notice to Landlord, to inspect, audit and/or copy Landlord’s books, records and accounts pertaining to Operating Expenses for the calendar year specified in the Audit Notice, and Landlord shall make such books, records and accounts available to Tenant and its agents, and accountants for review during regular business hours at Landlord’s principal place of business. Any overpayment or underpayment of Tenant’s Allocable Share of Operating Expenses revealed by Tenant’s audit shall be adjusted within thirty (30) days after Tenant delivers written notice of such overpayment or underpayment to Landlord. In the event such audit reveals that Landlord has overcharged Tenant for Operating Expenses by more than 5%, Landlord shall reimburse Tenant for its reasonable costs incurred to conduct such audit.
(f)    In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Base Rent.
(g)    Base Rent and Additional Rent shall be referred to collectively as “Rent”.
4.    Uses.
4.1    Premises. The Premises shall be used only for general office use and other legally related uses incidental thereto. Tenant will engage in no activity on the Premises other than as allowed herein that would, in the judgment of any insurer of the Premises, increase the premium on any of Landlord’s insurance over the amount otherwise charged therefor or cause such insurance to be canceled. Tenant will comply with all applicable laws and governmental regulations pertaining to its use of the Premises. Tenant will not cause any excessive loads to be placed upon the floor slabs or the walls of the Premises by the placement of its furnishings or equipment or

Landlord Initials ____    11    Tenant’s Initials ______
2485418-2

otherwise. Tenant will commit no nuisance or waste on the Premises and will not cause any unreasonable odors, noise, smoke, vibration, electronic emissions, or any other item to emanate from the Premises so as to damage the Property or any other person’s property.
4.2    Exterior. Except as otherwise expressly set forth herein, no area outside of the Building or the exterior of the Building may be used by Tenant. No rubbish containers may be stored outside of the Premises except in areas specifically designated by Landlord. No materials may be stored outside of the Premises by Tenant.
4.3    Hazardous Materials.
(h)    Tenant shall not cause or permit to be discharged from or about the Premises or the Building any materials identified by any federal, state, or local governmental body or agency as hazardous materials (collectively, “Hazardous Materials”); provided however, Tenant may use such Hazardous Materials which are customarily used with general office premises (i.e. toner, household cleaners, etc.) Tenant shall at its sole expense comply with all applicable governmental rules, regulations, codes, ordinances, statutes and other requirements respecting Hazardous Materials in connection with Tenant’s activities on or about the Premises or the Property. Tenant shall at its sole cost perform all clean-up and remedial actions which may be required of Tenant by any governmental authority pertaining to any discharge of such materials by Tenant.
(i)    Tenant shall indemnify and hold Landlord harmless from all costs, claims, judgments, losses, demands, causes of action, proceedings or hearings, including Landlord’s attorneys’ fees and court costs, relating to the storage, placement or use of Hazardous Materials by Tenant, its agents, employees, contractors and invitees on or about the Premises. Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant’s use, storage, or disposal of Hazardous Materials; (ii) all costs of clean-up or other alterations to the Premises necessitated by Tenant’s use, storage, or disposal of Hazardous Materials; and (iii) any diminution in the fair market value of the Property caused by Tenant’s use, storage, or disposal of Hazardous Materials. The obligations of Tenant under this Paragraph 4.3 shall survive the expiration of the Lease Term.
(j)    Landlord agrees to defend, indemnify and hold harmless Tenant, its officers, directors, employees and agent, from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, fines and expenses, including without limitation attorneys’ fees, consultants’ fees, litigation costs, and cleanup costs, asserted against or incurred by Tenant at any time and from time to time by reason of or arising out of the presence of any Hazardous Materials on the Property caused by Landlord, or arising out of the generation, storage, treatment, handling, transportation, disposal or release, by Landlord, of any Hazardous Material at or near the Premises, or arising out of the presence of any Hazardous Materials on the Property prior to the delivery of possession of the Premises to Tenant. The foregoing obligation of Landlord shall survive the expiration or sooner termination of this Lease.
5.    Alterations and Additions. Tenant shall not make any alteration, addition or utility installation (collectively “Changes”) to the Premises without Landlord’s prior written consent which consent shall not be unreasonably withheld. Notwithstanding the immediately preceding sentence, Tenant shall have the right to make interior, non-structural alterations within the Premises without Landlord’s approval, provided that the Changes do not exceed Forty Thousand Dollars ($40,000) in cost per project (provided, however if Tenant exercises its right to lease the Expansion Premises, then on the Expansion Premises Commencement Date, such maximum amount shall increase to $150,000). Landlord acknowledges that Tenant intends to make the following Changes: (1) build out offices, conference rooms, fitness room and a kitchen/break room, (2) upgrade lighting, (3) raise ceiling tiles, and (4) upgrade bathrooms. Landlord agrees that, subject to Landlord’s review and approval of the final plans and specifications for the same, such Changes are acceptable. Prior to commencing to perform work for any Changes, Tenant shall provide Landlord not less than ten (10) days prior written notice specifying the Changes to be performed and the area of the Premises affected by the Changes, together with any and all additional documentation, plans, security and other information requested by Landlord. Landlord shall respond to Tenants request for approval of any Changes within ten (10) days following receipt of all documents and information necessary for Landlord to evaluate the same. If Landlord fails to respond within such 10-day period, Landlord shall be deemed to have consented to the Changes. Tenant shall reimburse Landlord for all of Landlord’s reasonable out of pocket expenses

Landlord Initials ____    12    Tenant’s Initials ______
2485418-2

incurred in reviewing and responding to any request for approval of any Changes proposed by Tenant. Tenant shall obtain all necessary governmental permits and approvals prior to commencing work for any Changes. All Changes shall be performed as expeditiously as possible by licensed, reputable contractors and designers, who shall be subject to Landlord’s reasonable prior approval and who shall maintain insurance reasonably acceptable to Landlord (and Landlord shall be named as additional insured on all liability insurance carried by such parties), in a good and workmanlike fashion and in accordance with all applicable laws, building codes and other governmental requirements. Without limiting the requirements of this Section 5, Tenant agrees that its initial tenant improvements in and to the Premises (and to any Expansion Premises, if applicable) are Changes subject to this Section 5 and that Landlord shall the right to reasonably approve all plans and specifications for such work, it being understood and agreed that such Changes by Tenant are intended to create an open floor plan office environment reasonably acceptable to both parties. All Changes, including, but not limited to, wall and floor coverings, and cabinetry, but excluding trade fixtures and furniture, shall become part of the Building and shall belong to Landlord and, upon expiration of the Lease, shall be surrendered by Tenant to Landlord. Notwithstanding the foregoing, Landlord shall have the right, at the time it provides approval for any proposed Change, to require that Tenant shall remove any Changes from the Premises, at Tenant’s expense, upon the expiration of the Lease. Tenant shall hold Landlord harmless and shall indemnify Landlord from mechanics’ liens and any other liability related to any Changes performed by Tenant. Tenant shall provide ten (10) days prior written notice to Landlord so that Landlord may post on the Premises appropriate notices of non-responsibility on the Building and Premises. Tenant shall not permit any mechanics’, materialmen’s or other liens to be filed against the Land nor against Tenant’s leasehold interest in the Premises. If Tenant’s initial improvements to the Premises trigger any legal requirement under the Americans with Disabilities Act of 1990, as amended, for the installation of any exterior improvement, alteration, addition or upgrade to portions of the Building outside the Premises, then, subject to the other requirements of this Article 5, Tenant shall make such improvement, alteration, addition or upgrade and Landlord shall reimburse Tenant for one-half of the cost of such work, if any, subject to the same terms and conditions applicable to reimbursement of the Demising Allowance under Section 1.4 above.
Landlord acknowledges that Tenant currently occupies an adjacent property at 997 Stewart Drive in Sunnyvale, CA, and agrees that, as part of Tenant’s initial Changes, Tenant shall be entitled to construct pedestrian and auto access points between the Premises and such adjacent property and to install underground or above ground fiber optic conduit and cabling to connect the Premises to Tenant’s adjacent facility. All such installations by Tenant shall be performed subject to this Article 5 (including Landlord’s right to review and approve detailed plans and specifications for such work) and, to the extent affecting the adjacent property, in accordance with all rights and restrictions of the owner thereof and any other parties in interest. Tenant shall have the right to ingress and egress through such pedestrian and auto access and the exclusive right to use its conduit and cable connection. At Landlord’s request and as a condition to Tenant’s right to install the foregoing improvements, Tenant shall execute and deliver a license agreement on a commercially reasonable form prepared by Landlord to govern ingress and egress to and from the property in areas constructed by Tenant.
As part of the potential required upgrades, the parties acknowledge that Tenant may have to upgrade the electrical systems servicing the Premises to ensure proper electrical service to Tenant. In the event that Tenant is required to upgrade the electrical systems as part of its initial Changes and insufficient funds remain in the Demising Allowance to pay for such upgrades, Landlord agrees to reimburse Tenant for a portion of such upgrades, over and above the Demising Allowance, in an amount equal to the lesser of (i) one-half of the amount by which the total cost of the Demising Work plus any such required upgrades exceeds the Demising Allowance, or (ii) one-half of the cost of such electrical system upgrade. Landlord shall reimburse such additional amounts, if any, subject to the same terms and conditions applicable to reimbursement of the Demising Allowance under Section 1.4 above.
6.    Maintenance and Repair.
6.1    Tenant’s Obligations. Except for those portions of the Building which Landlord is obligated to maintain and repair pursuant to Paragraph 6.2 below, Tenant, at its sole cost, shall maintain and repair the non-structural portions of the Premises and every part thereof, interior electrical systems (including light bulb and ballast repair and replacement), and the interior portions of the Premises. Tenant shall be responsible for procuring and paying its own janitorial service for the Premises. If Tenant refuses or neglects to make repairs and/or maintain the

Landlord Initials ____    13    Tenant’s Initials ______
2485418-2

Premises, or any part thereof, in a manner and within a time period reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event the cost of such work shall be paid by Tenant promptly upon Landlord’s presentation of reasonable evidence of the costs actually incurred.
6.2    Landlord’s Obligations. Subject to Tenant’s reimbursement obligations pursuant to Paragraph 6.3, and the provisions of this Lease dealing with damage or destruction and condemnation, Landlord shall repair and maintain in good working order the roof, roof membrane, and all structural portions of the Premises and the Building, the Building’s plumbing and electrical systems (including utility lines and conduits) to the point where they connect to the Premises, and equipment, exterior surfaces of the Building, sidewalks and landscaping on the Property and all common areas. Landlord’s maintenance and repair of the roof and roof membrane shall initially be at Landlord’s sole expense (and not included in Operating Expenses) through the earlier of (i) the expiration of the initial Term, or (ii) replacement of the roof membrane, and thereafter all roof maintenance expenses shall be included in Operating Expenses. In addition, throughout the initial Term Landlord shall maintain all HVAC equipment serving the original Premises at Landlord’s sole cost (and not included in Operating Expenses) until one or more HVAC units are replaced, following which the cost of such replacement HVAC maintenance and repair shall be an Operating Expense (and the remaining non-replaced units shall continue to be maintained at Landlord cost and expenses without inclusion of such cost or expenses as part of Operating Expense). Throughout the initial Term Landlord shall pay the cost to replace any preexisting HVAC units servicing the original Premises that require replacement; provided, that to the extent (a) any HVAC units serving the Expansion Premises, or (b) any HVAC units servicing the original Premises that are units previously replaced during the Term (and not units existing as of the Commencement Date), require replacement during the initial Term, or if any HVAC units serving any portion of the Premises require replacement during the Extended Term, Landlord shall pay the cost thereof and include in Operating Expenses, during each year of the remaining Term, the annual, amortized amount of such replacement cost, amortized at the Interest Rate and useful life as determined in accordance with generally accepted accounting principles. Landlord shall also provide janitorial and landscaping services to the exterior areas of the Building and all Building and Property common areas, the cost of which shall be an Operating Expense. Notwithstanding Landlord’s obligations under this Section 6.2, Tenant shall be directly and solely responsible for the cost to repair or replace any elements of the Property which are Landlord’s responsibility under this Section 6.2 to the extent the same are damaged by any act or omission of Tenant, its agents, employees, contractors and invitees. Tenant hereby waives all rights under Sections 1932(1), 1941 and 1942 of the California Civil Code and any present or future laws regarding a tenant’s right to make repairs at the expense of a landlord or to terminate a lease due to the condition of the Premises.
6.3    Tenant’s Obligation to Reimburse.
(a)    Tenant shall pay Tenant’s Allocable Share of all “Operating Expenses” (as defined below) as may be paid or incurred by Landlord during the Term of this Lease. All Operating Expenses shall be prorated as of the Commencement Date and Expiration Date to reflect any portion of a calendar year occurring within the Lease Term.
(b)    The term “Operating Expenses” shall mean all reasonable costs and disbursements which Landlord shall pay or become obligated to pay in connection with the taxes described in Paragraph 7.2, the utilities described in Paragraph 8.3, the insurance described in Paragraphs 11.3 and 11.4 below, and the maintenance, repair and operation of the Property, including, but not limited to all labor, materials, supplies and services, including the cost of all maintenance contracts, used or consumed in performing Landlord’s maintenance obligations hereunder provided such costs are incurred for the purpose of maintaining the Building and/or the Property. Operating Expenses shall also include wages and salaries of all employees, accounting personnel, and consultants engaged in the operation, maintenance and security of the Building, including taxes, insurance and benefits relating thereto, prorated to the extent attributable to their involvement in the operation, maintenance and security of the Building (as compared to other projects in which they are involved) provided that all such personnel costs shall be reasonable and consistent with the costs incurred for similar buildings in Sunnyvale, CA. Operating Expenses shall also include all costs and disbursements which Landlord shall pay or become obligated to pay in connection with the maintenance, repair and operation of the outside area of the Building and the Property, including landscaping costs. Operating

Landlord Initials ____    14    Tenant’s Initials ______
2485418-2

Expenses shall also include a fee for general and administrative expenses (the “Property Management Fee”) equal to three percent (3%) of the Base Rent payable hereunder shall be included as an Operating Expense.
(c)    In addition to the foregoing, Tenant shall reimburse Landlord in full for any damages to the Premises or the Building which are caused by Tenant, its agents, employees or contractors but not repaired by Tenant or covered by insurance carried or required to be carried by Landlord pursuant to Paragraph 11.2.
(d)    Notwithstanding anything to the contrary in the Lease, if any of Tenant’s maintenance obligations under Paragraph 6.1 or Tenant’s reimbursement obligations under this Paragraph 6.3 would require Tenant to pay all or any portion of any charge which could be treated as a capital improvement under generally accepted accounting principles, then the cost of such improvements shall be amortized over the useful life of the improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, provide Tenant with the information upon which such determination was made, and include such monthly amortization payment as an Operating Expense with Tenant’s Allocable Share to be reimbursed by Tenant,
(e)    Notwithstanding anything to the contrary in the Lease, in no event shall Tenant have any obligation to perform or to pay directly, or to reimburse Landlord for all, or any portion, of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”), except to the extent caused by any act or omission of Tenant, its agents, employees, contractors and invitees, subject to Paragraph 11.6 below: (i) costs occasioned by fire, acts of God, or other casualties, or by the exercise of the power of eminent domain; (ii) costs for which Landlord has a right of reimbursement from others; (iii) costs to correct any construction defect in the Premises, or to comply with any CC&R’s, underwriter’s requirement or Law applicable to the Premises on the Commencement Date; (iv) depreciation, amortization or other expense reserves; (v) interest, charges and fees incurred on debt payments, on mortgages and rent under ground leases; (vi) costs incurred to investigate the presence of any Hazardous Material, costs to respond to any claim of Hazardous Material contamination or damage, costs to remove any Hazardous Material from the Premises, and any judgments or other costs incurred in connection with any Hazardous Material exposure or releases; (vii) any repair or maintenance pertaining to the structure of the Building (including the structural walls, slabs, floors, and roof framing); and (viii) any capital improvement costs except capital improvement costs that are (A) intended to reduce current Operating Expenses, (B) non-structural replacements or modifications of the Property that Landlord reasonably determines are in the best interest of the Property (including without limitation Property elements such as replacement HVAC units (subject to Section 6.2), roof membrane and parking lot surface), or (C) required under any law which is not applicable to the Property or which Landlord was not required to comply with as of the Commencement Date; provided that in all cases such expenses shall be amortized in accordance with Section 6.3(d) above.
7.    Taxes.
7.1    Tenant’s Personal Property Taxes. Tenant shall pay prior to delinquency all taxes, license fees, and public charges assessed or levied against Tenant, Tenant’s estate in this Lease or Tenant’s leasehold improvements, trade fixtures, furnishings, equipment and other personal property.
7.2    Real Property Taxes. Tenant shall pay Tenant’s Allocable Share of “Real Property Taxes” (as defined in Paragraph 7.3 below) during the Lease Term. Tenant’s liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a tax year included in the lease term at the commencement or expiration hereof.
7.3    Definition. The term “Real Property Taxes” shall mean all taxes, general and special assessments, and other charges imposed by any taxing authority on the Building and the Property and/or in connection with the collection of rental income therefrom (excepting only Landlord’s estate taxes and inheritance taxes), and includes all taxes and assessments levied by any and all entities having taxing or assessment authority by law or by virtue of any recorded instrument binding on the owner of the Property. Real Property Taxes shall not include: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal,

Landlord Initials ____    15    Tenant’s Initials ______
2485418-2

state and local income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building); (b) any items included as Operating Expenses; (c) imposed on land and improvements other than the Property; (d) resulting from the improvement of any of the Building or the Property for the sole use of Landlord or other occupants; (e) a penalty fee imposed as a result of Landlord’s failure to pay Real Property Taxes when due; (f) in excess of the amount which would be payable if such Real Property Taxes were paid in installments over the longest permitted term; and (g) any items paid by Tenant under Section 7.2 above.
7.4    Supplemental Assessments. Tenant shall be liable for Tenant’s Allocable Share of any supplemental assessments levied against the Property which are applicable to any portion of the Term of the Lease, applying the maximum permitted allocation period. Tenant’s liability for supplemental assessments which are applicable to the Term of the Lease shall survive the expiration or earlier termination of the Term of the Lease for a period of one (1) year. Tenant shall pay Landlord such amounts within thirty (30) days of Tenant’s receipt of Landlord’s invoice for supplemental assessments.
8.    Utilities and Services.
8.1    Utilities and Services. All utilities or services for the Premises which are separately metered or separately charged to the Premises (including, without limitation charges for HVAC, gas, water, sewer, refuse disposal, electricity, cable, telephone, internet, security system monitoring, and any other utilities or services separately metered or separately charged to the Premises) shall be registered in the name of Tenant and Tenant shall pay directly for the costs of all such utilities or services. Any utilities which are furnished to the Premises but cannot be separately metered or separately charged to the Premises shall be paid by Landlord and Tenant shall reimburse Landlord in accordance with Paragraph 8.3. Any sums payable under this paragraph shall be considered Additional Rent and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of Base Rent. Landlord shall not be responsible for providing any security protection for all or any portion of the Property and Tenant shall at its own expense provide or obtain any security services that it desires.
8.2    No Liability Due to Interruption. No failure or interruption of any utilities or services shall entitle Tenant to terminate this Lease or to withhold Rent or other sums due hereunder and Landlord shall not be liable to Tenant for any such failure or interruption unless caused by the gross negligence or willful misconduct of Landlord provided, however, if Tenant is prevented from using, and does not use, all or part of the Premises as a result of Landlord’s failure to maintain and repair, or furnish, any of the Building elements for which Landlord is responsible under Section 6.2 above for five (5) consecutive business days after Landlord’s receipt of notice from Tenant, the Rent payable under this Lease shall be abated from and after such five (5) business day period for such time that Tenant continues to be prevented from using all or a portion of the Premises.
o    Tenant’s Obligation to Reimburse Utility Costs. From and after the Commencement Date, Tenant shall reimburse Landlord for the costs of all utilities which are furnished to the Premises but cannot be separately metered or separately charged to the Premises (“Utility Costs”). Tenant’s shall be obligated to reimburse (as an Operating Expense) Tenant’s Allocable Share of the cost thereof between the Premises and other portions of the Building which are served by such utility.
9.    Indemnity. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims, demands, liabilities, and expenses, including attorneys’ fees, arising from Tenant’s use of the Premises, the Building or the Property or the condition of the Premises, the Building or the Property or from any act permitted, or any omission to act, in or about the Premises including common areas (but excluding common areas exterior to the Building such as sidewalks and alleys) by Tenant or its agents, employees, or contractors, or from any breach or default by Tenant of this Lease, or from any injury to person or property, except to the extent arising out of Landlord’s active negligence or willful misconduct. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

Landlord Initials ____    16    Tenant’s Initials ______
2485418-2

•    Waiver of Claims. Tenant hereby waives any claims against Landlord for injury to Tenant’s business or any loss of income therefrom, for damage to Tenant’s property, or for injury or death of any other person in or about the Premises from any cause whatsoever, except to the extent caused by active negligence or willful misconduct on the part of Landlord.
10.    Insurance.
10.1    Tenant’s Liability Insurance. Tenant shall, at its expense, obtain and keep in force during the Term of this Lease a policy of commercial general liability insurance insuring Landlord and Tenant against any liability arising out of the operation of Tenant’s business and the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than two million dollars ($2,000,000). The policy shall contain cross liability endorsements and contractual liability coverage to insure Tenant’s indemnity obligations under Section 9 above. The limits of said insurance shall not limit the liability of Tenant hereunder. Tenant’s liability insurance policy shall name Landlord, Landlord’s property manager and any other parties designated by Landlord to Tenant in writing (e.g., Landlord’s mortgage lender) as additionally insured parties.
10.2    Tenant’s Property Insurance. Tenant shall, at its expense, keep in force during the Term of this Lease, a policy of fire and property damage insurance, in an “all risk” form, insuring Tenant’s inventory, fixtures, equipment, personal property, and leasehold improvements within the Premises (installed by Tenant) for the full replacement value thereof. Tenant also shall obtain and maintain business interruption insurance in an amount adequate to provide for payment of Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant’s business due to fire or other casualty.
10.3    Landlord’s Liability Insurance. Subject to Tenant’s obligation to reimburse in accordance with Paragraph 3.3(a)(iii), Landlord shall maintain a policy of comprehensive general liability insurance in amounts and with such coverage as Landlord may from time to time reasonably deem advisable.
10.4    Landlord’s Property Insurance. Subject to Tenant’s obligation to reimburse in accordance with Paragraph 3.3(a)(iii), Landlord shall maintain a policy or policies of insurance covering loss or damage to the Premises, including protection from rental loss and coverage for operating expenses resulting from loss or damage to the Building, and such other hazards (including earthquake insurance if Landlord, at its sole discretion, elects to carry such coverage) as are normally insured in the industry in such amounts and with such coverage as Landlord deems advisable, but in no event for less than ninety percent (90%) of the full replacement cost of the Premises (except for earthquake coverage for which no minimum coverage shall be required). All proceeds under such policies shall be payable exclusively to Landlord.
o    Insurance Premiums and Deductibles are “Operating Expenses”. Premiums and deductibles (related to casualty or damage that occurred during the Term of the Lease) for any insurance (except for the portion of any earthquake insurance deductibles in excess of five thousand dollars ($5,000) per occurrence) obtained by Landlord pursuant to Paragraphs 11.3 and 11.4 payable in connection with such insurance shall be Operating Expenses. Landlord may obtain such insurance for the Premises separately, or together with other buildings and improvements which Landlord elects to insure together under blanket policies of insurance. In such case, Tenant shall be liable only for such portion of the premiums of such blanket policies as are allocable to the Premises as reasonably determined by the insurer of Landlord.
10.5    Waiver of Subrogation. Tenant and Landlord each hereby waives, and shall cause their respective insurers to similarly waive, any and all rights of recovery against the other, or against the officers, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is (or would have been) insured against under any insurance policy carried (or required to be carried) by Landlord or Tenant hereunder.
10.6    Insurance Policies. All of Tenant’s insurance shall be primary insurance written in a form satisfactory to Landlord by companies acceptable to Landlord and shall specifically provide by endorsements

Landlord Initials ____    17    Tenant’s Initials ______
2485418-2

reasonably acceptable to Landlord that such policies shall: (i) not be subject to cancellation except after at least thirty (30) days’ prior written notice to Landlord (or 10 days’ prior written notice for non-payment of premiums); (ii) be primary insurance; (iii) specifically waive subrogation pursuant to this Lease. Copies of the policies or certificates evidencing the policies, together with satisfactory evidence of payment of premiums shall be deposited with Landlord on or prior to the Commencement Date, and upon each renewal of such policies, which shall be effected not less than ten (10) days prior to the expiration date of the term of such coverage.
•    Damage or Destruction.
o    Damage. Except as otherwise provided in this Paragraph 12, if any portion of the Premises that Landlord is obligated to maintain is damaged or destroyed by any cause, and if such damage is required to be insured against pursuant to Paragraph 11 above, then this Lease will not terminate and Landlord will cause such damage to be repaired with reasonable diligence, subject to delays in the obtaining and disbursement of insurance proceeds and delays in repair caused by inclement weather, governmental action or inaction, and shortage of materials or services. From the date of the casualty until the restoration is completed, Tenant’s obligation to pay Rent shall be abated to the extent the damage and repair period interfere with Tenant’s use of or access to the Premises. If the damage is not required to be insured against, or if the damage occurs within the last twelve (12) months of the Lease Term, either party may, at its option exercised by written notice to the other within thirty (30) days of the date of the damage, elect to terminate this Lease as of the date of damage, and if neither party so elects, Landlord shall complete the repair at its expense. Within (30) days following the date on which Landlord learns of any damage to the Premises, Landlord shall notify Tenant in writing as to the estimated time for repairing the damage. If Landlord reasonably estimates that the time required for repair of the Premises will exceed twelve (12) months, then Landlord shall be entitled to terminate this Lease as of the date of the damage by delivering written notice of termination to Tenant within ten (10) days of Landlord’s determination of the time required for repair. If Landlord elects to repair, Rent will abate in the manner described above; other than the obligation to repair stated above, and Landlord shall have no liability to Tenant on account of the damage; provided that if the estimated time for completion of repairs exceeds six (6) months, or if the repairs are not completed within six (6) months (regardless of the time estimate for completion of the repairs), Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord within thirty (30) days after receipt of the estimate, or the expiration of the six (6) month period, as the case may be, with any such termination effective as of the date of the casualty. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar or successor statutes.
10.7    Tenant’s Property. Landlord’s obligation to rebuild or restore shall not include Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.
11.    Condemnation. If any part of the Premises shall be taken for any public, or quasi-public use, under any statute or by right of eminent domain or purchase in lieu thereof, and a part thereof remains which is susceptible to occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Lease Term only such portion of such Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible to occupation hereunder, this Lease shall thereupon terminate. All compensation awarded upon any taking hereunder shall belong exclusively to the Landlord. Notwithstanding any provision to the contrary contained herein, Tenant shall have the right to make a separate claim against the appropriate governmental authority for condemnation proceeds allocable to the unamortized costs of the leasehold improvements made at the cost of Tenant, the removal of Tenant’s trade fixtures or removable personal property, and relocation expenses if and only to the extent that such separate claim does not diminish Landlord’s condemnation award. Tenant hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing a party to petition the Court to terminate a lease in the event of a partial taking of the premises or the building or property in which the same is located.

Landlord Initials ____    18    Tenant’s Initials ______
2485418-2

12.    Advertisements and Signs. Tenant shall not place or maintain any sign, advertisement, notice or other marking whether temporary or permanent in nature upon or about the Premises or the Property without the approval of the City of Sunnyvale and the prior written consent of Landlord. Notwithstanding the foregoing, subject to Landlord’s approval of Tenant’s specific sign design, which approval shall not be unreasonably withheld, Tenant shall be entitled to install, at Tenant’s sole expense (i) lobby exterior glass signage, and (ii) a sign panel comprising fifty percent (50%) of the signage available on the existing monument sign on the Property.
13.    Entry by Landlord. Landlord and its agents shall have the right to enter the Premises during business hours with twenty four (24) hour notice, except in the case of any emergency, for the purpose of inspecting the same, showing the Premises to prospective purchasers or others, posting notices of non-responsibility, or making repairs, alterations or additions to any portion of the Building.
14.    Assignment and Subletting.
14.1    Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in the Lease or in the Premises, without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed. The sale of 50% or more of the capital stock or partnership interests, if a Partnership shall constitute an assignment requiring Landlord’s consent of Tenant; provided, that the foregoing shall not apply to any transfer of shares in Tenant on any nationally recognized stock exchange or any Permitted Transfer under Section 16.7 below. It shall be reasonable for Landlord to deny consent if (a) the use to be made of the Premises by the proposed assignee or sublessee would be prohibited by any other term of this Lease; or (b) the character, reputation and financial condition of the proposed assignee or sublessee are not reasonably satisfactory to Landlord in light of the obligations of such transfer.
14.2    Documentation. Prior to any assignment or sublease, Tenant shall (a) provide to Landlord the proposed assignee’s or sublessee’s name, address, financial statements for the previous three (3) years, (if available) and copies of all documents relating to Tenant’s proposed assignment or sublease, and (b) shall specify all moneys and other consideration to be received by Tenant for such assignment or sublease. Within ten (10) days after the receipt of such documentation, Landlord shall either (a) consent in writing to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or (b) notify Tenant in writing that Landlord refuses such consent unless Landlord specifically identifies its reasons for denial. Landlord’s consent shall not be unreasonably withheld. In the event Landlord fails to deliver such written notice within the required period, consent to the proposed sublease or assignment shall be deemed approved.
14.3    Terms and Conditions. Each assignment or sublease shall be in form satisfactory to Landlord and shall be subject and subordinate to the provisions of this Lease. Once approved by Landlord, such assignment or sublease shall not be modified without Landlord’s prior written consent. Each assignee or sublessee shall agree to perform all of the obligations of Tenant hereunder and shall acknowledge that the termination of this Lease shall, at Landlord’s sole election, constitute a termination of every such assignment or sublease. Tenant shall reimburse Landlord on demand for all of Landlord’s out of pocket expenses (including attorneys’ fees) incurred in reviewing any request for consent to an assignment or sublease transaction submitted by Tenant and documenting the same. Notwithstanding any assignment or sublease, Tenant shall remain primarily liable for all obligations and liabilities of Tenant under this Lease unless agreed to otherwise at the time of the assignment. Landlord may accept Rent from a proposed assignee or sublessee without waiving its right to withhold consent to a proposed assignment or subletting.
14.4    Landlord’s Remedies. Any assignment or sublease without Landlord’s prior written consent where such consent is required shall at Landlord’s election be void, and shall constitute a default under this Lease. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 16 with respect to any subsequent assignment or sublease.
14.5    Bonus Rent. If Tenant subleases or assigns the Lease and collects payment for such sublease or assignment in an amount that exceeds the total Tenant is required to pay to Landlord for the period of the sublease or assignment, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of the amount by which the payment by the subtenant or assignee exceeds Tenant’s Obligation after deducting any costs reasonably incurred by

Landlord Initials ____    19    Tenant’s Initials ______
2485418-2

Tenant and directly related to Tenant’s assigning or subleasing the Premises, including, without limitation, brokers’ commissions, attorneys’ fees and tenant improvement costs.
o    Effect of Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, for any reason whatsoever, or a mutual cancellation of the Lease by Landlord and Tenant, for any reason, shall, at the sole option of Landlord, terminate all or any existing subleases or sub-tenancies.
14.6    Permitted Transfers. Notwithstanding anything to the contrary in this Lease, Tenant may, without Landlord’s prior written consent and without the right by Landlord in assignment and subletting bonus rent, sublet the Premises or assign the Lease to: (i) a parent, subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) an acquirer or purchaser of all or substantially all of Tenant’s assets; and/or (iii) any entity resulting from a merger, consolidation, or other reorganization of Tenant; provided, however, that unless Tenant and the proposed Permitted Transferee (defined below) are public companies at the time of any such assignment or subletting, the tangible net worth, determined under generally accepted accounting principles, of the Permitted Transferee shall be equal or greater than that of Tenant as of the date hereof or the effective date of such Permitted Transfer (defined below), whichever is greater, and Tenant shall provide any financial information requested by Landlord to verify the same within five (5) days after Landlord’s written request. Any of the above are referenced hereafter as “Permitted Transfer” and the transferee is referenced as “Permitted Transferee”.
15.    Default.
15.1    Event of Default. The occurrence of any of the following events (an “Event of Default”) shall constitute a default and breach of this Lease by Tenant:
(a)    The failure by Tenant to make any payment of Rent or any other required payment, as and when due, and such failure shall not have been cured within five (5) business days after written notice thereof from Landlord;
(b)    Tenant’s failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; provided that where such failure cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues all reasonable efforts to complete said cure until completion thereof;
(c)    Tenant’s assignment of its assets for the benefit of its creditors; the filing of a petition by or against Tenant, where such action is not dismissed within thirty (30) days, seeking adjudication or reorganization under the Bankruptcy Code; the appointment of a receiver to take possession of, or a levy by way of attachment or execution upon, substantially all of Tenant’s assets at the Premises.
The foregoing notices in this Section 17.1 shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute; provided, however, that any such notice must nevertheless comply with the requirements of Code of Civil Procedure Section 1162 or any similar or successor statute with respect to the form and manner of service of such notice.
15.2    Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other remedies now or hereafter provided by law or equity:
(a)    Landlord shall be entitled to keep this Lease in full force and effect and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover Rent and other sums as they become due, plus interest at the highest rate then allowed by law, from the due date of each installment of Rent or other sum until paid; or

Landlord Initials ____    20    Tenant’s Initials ______
2485418-2

(b)    Landlord may terminate Tenant’s right to possession by giving Tenant written notice of termination, whereupon this Lease and all of Tenant’s rights in the Premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Rent accrued.
In the event this Lease is terminated pursuant to this Paragraph 17.2(b), Landlord may recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including but not limited to: (i) The cost of recovering possession of the Premises; (ii) Expenses of reletting, including necessary renovation and alteration of the Premises; (iii) Reasonable attorneys’ fees, any real estate commissions actually paid and that portion of any leasing commission paid by Landlord applicable to the unexpired Term of this Lease; (iv) The worth at the time of award of the unpaid Rent which had been earned at the time of termination; (v) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (vi) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and (vii) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.
The “worth at the time of award” of the amounts referred to in subparagraphs (iv) and (v) of this Paragraph 17.2(b) shall be computed by allowing interest at the maximum rate then permitted by law. The “worth at the time of award” of the amount referred to in subparagraph (vi) of this Paragraph 17.2(b) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term “rent” as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.
15.3    No Relief From Forfeiture After Default. Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 (a) and (b) and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any Event of Default.
15.4    Landlord’s Right to Perform Tenant’s Obligations. If Tenant shall at any time fail to perform any obligation required of Tenant hereunder, and provided Tenant has been provided a thirty (30) day notice from Landlord concerning such obligation, then Landlord may, at its option, perform such obligation to the extent Landlord deems desirable, and may pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any of Landlord’s rights or remedies, or a release of Tenant from performance of such obligation. All sums so paid by Landlord shall be due and payable by Tenant to Landlord on the day immediately following Landlord’s payment thereof. Landlord shall have the same rights and remedies for the nonpayment of any such sums as for default by Tenant in the payment of rent.
15.5    Remedies Not Exclusive. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies available.
15.6    Termination, Surrender and Abandonment. No act or conduct of Landlord, including, without limitation, efforts to relet the Premises, an action in unlawful detainer or service of notice upon Tenant or surrender of possession by Tenant pursuant to such notice or action, shall extinguish the liability of Tenant to pay Rent or other sums due hereunder or terminate this Lease, unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. No act or conduct of Landlord, including the acceptance of the keys to the Premises, other than a written acknowledgment of acceptance of surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Lease Term. The surrender of this Lease by Tenant, voluntarily or otherwise, shall, at Landlord’s option, operate as an assignment to Landlord of any and all existing assignments and subleases, or Landlord may elect to terminate any or all of such assignments and subleases by notifying the assignees and sublessees of its election within fifteen (15) days after such surrender.

Landlord Initials ____    21    Tenant’s Initials ______
2485418-2

15.7    Landlord’s Default. In the event of any failure by Landlord to perform any of Landlord’s obligations under this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. If a default by Landlord remains uncured after the expiration of the thirty (30) day period (except for obligations of Landlord which reasonably require greater than thirty (30) days to fulfill, and provided Landlord has initiated performance of any such obligation within such thirty (30) day period and has thereafter diligently acted to fulfill any such obligation), then Tenant shall have the right, as Tenant’s sole and exclusive remedies, to either (i) bring an action for damages, or (ii) cure such default and all reasonable sums expended by Tenant in effecting such cure, together with interest thereon from the date of such expenditure at the Interest Rate, shall be due and payable by Landlord to Tenant within thirty (30) days of Tenant’s written demand accompanied by reasonable documentation substantiating such sums. Furthermore, if Tenant’s initial written notice to Landlord asserts that (and describes in detail how) Landlord’s default has rendered all or any material portion of the Premises untenantable, then Landlord shall cure such default within ten (10) days (or commence to cure and diligently complete, if such cure cannot reasonably be completed within 10 days), and if Landlord fails to discharge the same within such ten (10) day period, then, following a second written notice to Landlord and Landlord’s failure, within an additional two (2) business days following such notice, to cure such default (or commence to cure and diligently complete, if such cure cannot reasonably be completed within 2 days), then Tenant shall have the right, as Tenant’s sole and exclusive remedies, to proceed under subsection 17.7(i) or 17.7(ii) above. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord’s ownership of the building and not thereafter.
o    Landlord Liability. If Landlord shall fail to perform any obligation under this Lease, and as a consequence thereof, or if on any other claim by Tenant concerning the Premises or this Lease, Tenant shall recover a money judgment against Landlord, then such judgment shall be satisfied only out of Landlord’s estate in the Property, including all profits, incomes, proceeds, awards and rents derived from the Property, and Landlord shall have no personal or further liability whatsoever with respect to any such default or judgment.
16.    Effect of Conveyance. The term “Landlord” as used in this Lease, means only the current owner(s) of the Building. In the event of any sale or other transfer of the Building, the transferor shall be deemed to be relieved of all obligations of the Landlord under the terms of this Lease from and after the date of such sale or other transfer, and the transferee shall be deemed to have assumed and agreed to perform all obligations of Landlord under the Lease arising from and after the date of sale or other transfer.
17.    Instruments Required by Lender. Within ten (10) business days written request from Landlord, Tenant shall execute and deliver to Landlord, such instruments, including a current statement of Tenant’s financial condition, consisting of audited or certified financial reports prepared in accordance with GAAP, as may be reasonably required by any mortgagee or holder of a deed of trust or other encumbrance related to the Premises, Landlord shall keep and protect all such information as confidential except as necessary to obtain debt or equity financing in which case, Tenant may condition the release of such statement to the lender executing a commercially reasonable non-disclosure agreement in favor of Tenant.
18.    Tenant’s Estoppel Certificate. Within ten (10) business days after written request of Landlord, Tenant shall, from time to time, deliver a duly executed and factually accurate estoppel certificate to Landlord in a form reasonably satisfactory to Landlord and Tenant.
19.    Subordination and Attornment. Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust, any other instrument of security, or ground lease which is now or hereafter placed on the Premises, provided that the mortgagee, beneficiary, other secured party or ground lessor executes and delivers to Tenant a Non-Disturbance Agreement in a form reasonably approved by Landlord and Tenant. It shall be reasonable for Tenant to disapprove and Non-Disturbance Agreement that will materially and adversely modify Tenant’s rights or obligations under this Lease. Subject to Landlord’s providing an executed Non-Disturbance Agreement, the subordination described herein is hereby made effective without any further act of Tenant. Tenant shall, at any time hereafter, on demand, execute any instruments, releases, or other documents that

Landlord Initials ____    22    Tenant’s Initials ______
2485418-2

may be required by any mortgagee, mortgagor, or trustor or beneficiary under any security instrument for the purpose of subjecting and subordinating this Lease to the lien of such instrument and Tenant shall agree to reasonable modifications to the form of Non-Disturbance Agreement so long as such modifications do not diminish Tenant’s rights under this Lease. Tenant shall attorn to any third party purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any rights, powers or remedies under any instruments of security or ground leases now or hereafter encumbering all or any part of the Premises, as if such third party had been named as Landlord under this Lease. Landlord shall within thirty (30) days of execution of this Lease obtain a non-disturbance agreement from any current mortgager with a security interest in the Premises. Tenant may encumber or finance its moveable fixtures and equipment installed on the Premises and its inventory, and no such encumbrance or financing shall be deemed an assignment by Tenant hereunder. In connection with any such encumbrance or financing, Landlord agrees to execute and deliver an owner’s waiver and consent thereto in a form reasonably acceptable to Tenant’s lender, provided Tenant is not in default of its obligations hereunder,
20.    Notices. All notices, demands or requests to be given to Tenant or Landlord shall be in writing, delivered personally or by commercial courier or by United States mail, postage prepaid, certified return receipt requested and addressed (a) to Tenant at the Premises, or (b) to Landlord at John Hessler c/o Patson’s Press, 970 Stewart Drive, Sunnyvale, CA 94085. Any notice shall be deemed to have been received on the date of actual delivery of such notice. Either party may change the address for notice under the Lease on 10 days prior written notice to the other party, provided that the address for Tenant must remain a California address.
21.    No Accord and Satisfaction / No Waiver.
21.1    No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount that is less than the full amount of Rent or any other amount payable by Tenant then due to Landlord shall be deemed to be other than a partial payment applicable to the earliest amount payable to Landlord. No endorsement or statement on any check or any letter accompanying any payment of Rent or any other amount payable to Landlord shall be deemed an accord and satisfaction of any Tenant obligation to Landlord, and Landlord may accept any check or payment without prejudice to Landlord’s right to receive full payment of any Rent or other amounts payable to Landlord, including reservation of all of Landlord’s rights with respect to Rent or any other payment by Tenant.
21.2    No Waiver. Any inaction by Landlord or Tenant with respect to any Event of Default or any other breach of the Lease shall not be deemed to be a waiver of such Event of Default or breach of the Lease, regardless of Landlord’s or Tenant’s knowledge of such Event of Default or breach of the Lease. Landlord or Tenant may, at any time, pursue any and all remedies provided for in the Lease, and otherwise as permitted by law.
22.    Holding Over. This Lease shall terminate without further notice at the expiration of the lease term. Any holding over after the expiration of the lease term, with the express written consent of Landlord, shall be construed to be a tenancy from month to month, at a monthly Base Rent of One Hundred Twenty-Five Percent (125%) of the last applicable Base Rent, and shall otherwise be on the terms and conditions herein specified. Tenant shall indemnify, defend and hold Landlord harmless from and against all liability, costs, claims, damages and expenses (including reasonable attorneys fees) of any kind or nature, including without limitation consequential damages, arising out of any holding over by Tenant with or without Landlord’s consent.
23.    General Provisions.
23.1    Entire Agreement and Written Modification. This Lease, together with its exhibits constitutes the entire agreement between the parties. Except as may be specifically set forth in writing in this Lease, neither Landlord nor Tenant has relied on any representation or warranty by either Landlord or Tenant, or any agent of Landlord or Tenant, with respect to the Lease or the Building. The Lease may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.
23.2    Timeliness. Time is of the essence with respect to the performance of each provision of this Lease in which time of performance is a factor. Whenever the provisions of this Lease provide that the consent of the party

Landlord Initials ____    23    Tenant’s Initials ______
2485418-2

must be obtained, except as otherwise specifically provided, such party agrees to act reasonably and in a timely manner in determining whether to grant or withhold its consent.
23.3    Captions. The captions of the numbered paragraphs of this Lease are inserted solely for convenience and shall have no effect upon the construction or interpretation of the Lease.
23.4    California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California with Santa Clara County as venue for any Action related to the Lease.
23.5    Partial Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions of this Lease shall, nonetheless, continue in full force and effect.
23.6    Joint and Several Liability. If either Landlord or Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for all applicable obligations of either Landlord or Tenant.
23.7    Binding on Successors. Subject to the provisions of Paragraph 16 and Paragraph 18, the covenants and conditions of this Lease shall apply to and be binding upon the parties hereto and their respective successors in interest.
o    Authority. Tenant and Landlord each warrant and represent that the party signing this Lease on behalf of each has authority to enter into this Lease and to bind Tenant and Landlord, respectively, to the terms, covenants and conditions contained herein. Each party shall deliver to the other, upon request, all documents reasonably requested by the other evidencing such authority, including a copy of all corporate resolutions, consents or minutes reflecting the authority of persons or parties to enter into agreements on behalf of such party.
23.8    No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease, entitle Tenant to any reduction of Rent or impose any liability upon Landlord; provided, however, Landlord shall not do anything on the Property that obstructs the view from the Premises.
23.9    Force Majeure. If either party shall be delayed or prevented from the performance of any act required under the Lease by reason of acts of God, strikes, inability to procure materials, restrictive governmental laws or regulations, delay by the other party, or other cause without fault and beyond the control of the party obligated to perform (financial inability excepted), then upon notice to the other party, the performance of such act shall be excused for the period of the delay, and the period for the performance of such act shall be extended for a period equal to the period of such delay; provided, however, the party so delayed or prevented from performing shall exercise good faith efforts to remedy any such cause of delay or cause preventing performance.
o    Attorneys’ Fees. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively, an “Action”), shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms of this Lease, or for the recovery of possession of the Premises, the prevailing party shall be entitled to recover from the other party as a part of the Action, its reasonable attorneys’ fees and costs and expenses incurred related to the Action. “Prevailing Party” shall mean, without limitation, the party who brings an Action against the other part, if such Action is dismissed upon payment by a party of the sums allegedly due or upon the performance of the covenants allegedly breached, or if the party initiating an Action obtains substantially the relief sought by it in such Action.

Landlord Initials ____    24    Tenant’s Initials ______
2485418-2

23.10    Brokers. Landlord has been represented by Cassidy Turley BT Commercial (“CTBT”) and Tenant has been represented by Cornish & Carey Commercial Newmark Knight Frank (“CCNKF”). Landlord shall pay a commission to CTBT in accordance with a separate agreement, who shall be responsible for allocating a portion thereof to CCNKF. Each party hereby agrees to indemnify and hold the other harmless from any claims arising from its dealings with any broker or agent.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates specified below immediately adjacent to their respective signatures. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.
The undersigned Landlord and Tenant agree to the provisions of this Lease, including the attached Exhibits.
[Signatures on following page]

Landlord Initials ____    25    Tenant’s Initials ______
2485418-2

Landlord:		Tenant:

Pharmacyclics, Inc., a Delaware corporation

/s/ John G. Hessler
John G. Hessler, as Trustee of the		By:	/s/ Joshua T. Brumm
Hessler 2007 Revocable Trust		Name:	Joshua T. Brumm
		Title:	EVP, Finance
Date:	November 1, 2012	Date	November 1, 2012

/s/ Theresa L. Hessler
Theresa L. Hessler, as Trustee of the		By:	/s/ Robert W. Duggan
Hessler 2007 Revocable Trust		Name:	Robert W. Duggan
		Title:	Chairman & CEO
Date:	November 1, 2012	Date	31 Oct, 2012

/s/ Mark Dellamano
Mark Dellamano
Date: November 1, 2012

/s/ John Dellamano
John Dellamano
Date: November 1, 2012

/s/ Joseph Dellamano
Joseph Dellamano
Date: November 1, 2012

Landlord Initials ____    26    Tenant’s Initials ______
2485418-2

EXHIBIT A

PHARMACYCLICS

970 STEWART RD.

SUNNYVALE, CA

AP + I DESIGN 200 BLOSSOM LANE

MOUNTAIN VIEW, CA 94041 650.254.1444 FAX 650.254.1411

JOB NO.:	12293
DATE:	10.31.12
SCALE:	N.T.S.

EX

Landlord Initials ____    27    Tenant’s Initials ______
2485418-2

EXHIBIT B
OPTION TO EXTEND TERM
Option to Extend. At the expiration of the initial Term hereof (the “Expiration Date”), Tenant may extend the Term of this Lease for one (1) additional period of five (5) years, commencing immediately following the Expiration Date (the “Extended Term”); provided, however, that this option is personal to Tenant or a Permitted Transferee, and may not be exercised if the Lease has previously been assigned or if more than 25% of the rentable square footage of the Premises is then subleased except pursuant to a Permitted Transfer. Tenant shall be required to provide Landlord with at not less than nine (9) months advance written notice of its irrevocable election to exercise the option to extend, and failure by Tenant to provide such notice when due shall constitute Tenant’s irrevocable waiver of its right to exercise such option. Landlord shall not be required to provide Tenant with notice of the expiration of Tenant’s exercise of option period. In no event shall any purported exercise of any option by Tenant be effective if Tenant is in default of any material monetary term, covenant, agreement or obligation on its part under this Lease beyond the applicable notice and cure period on or after the date Tenant purports to exercise its option hereunder up to and including the commencement of the Extended Term. The Extended Term shall be upon all of the terms and conditions hereof, except that Base Rent shall be as set forth in Exhibit C.

Landlord Initials ____    28    Tenant’s Initials ______
2485418-2

EXHIBIT C
BASE RENT DURING THE EXTENDED TERM
1.    Initial Base Rent During the Extended Term. Upon Tenant’s exercising of its option to extend the Term of this Lease, the initial monthly Base Rent for each Extended Term shall be equal to ninety five percent (95%) of the fair market rent for the Premises (the “FMR”). In the event the parties fail to agree upon the FMR on or before one hundred eighty (180) days prior to the date upon which the Base Rent was scheduled to adjust to the FMR, the FMR shall be determined by appraisal in the manner hereinafter set forth.
In the event it becomes necessary under this Paragraph to determine the FMR by appraisal, one hundred fifty (150) days prior to the date upon which the Base Rent was scheduled to adjust to the FMR, Landlord and Tenant each shall appoint a real estate appraiser who shall a) be a member of the Northern California Chapter of the Appraisal Institute, b) hold an MAI designation and c) have at least five (5) years experience in the appraisal of rental value for commercial properties in the Sunnyvale market area, and such appraisers shall each determine the FMR for the Premises taking into account the use of the Premises as a office, the Rentable Square Footage, the value of the Premises including “Changes” (as they are herein defined) and the amenities provided by the Building, the annual adjustments of Base Rent provided for hereinabove, and prevailing comparable rentals; provided, however, that in their determination of the FMR shall not take into account improvements to the Premises provided or installed by Tenant. Such appraisers shall, within thirty (30) days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the FMR of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of two shall be controlling. If said FMR varies by more than five percent (5%) of the higher rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the Northern California Chapter of the Appraisal Institute and who shall be similarly qualified and experienced. Such third appraiser shall, within thirty (30) days after his appointment, determine by appraisal the FMR of the Premises, taking into account the same factors referred to above, and submit his appraisal report to Landlord and Tenant. The FMR determined by the third appraiser for the Premises shall be averaged with whichever of the other two appraised values is closest to that determined by the third appraiser, and said average shall be the FMR used to determine Base Rent pursuant to the preceding Paragraph. If either Landlord or Tenant fails to appoint an appraiser, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to the Northern California Chapter of the Appraisal Institute, which shall appoint an MAI member of said institute willing to serve as appraiser. The cost of all appraisals under this Paragraph shall be borne equally by Landlord and Tenant
2.    Base Rent Adjustment during the Extended Term. Upon each anniversary of the date of commencement of the Extended Term, the Base Rent due per month shall be increased by three (3%) percent.
Exhibit D
Base Rent Adjustment Schedule
During the initial Term of the Lease, Base Rent shall be due in accordance with following schedule:

Landlord Initials ____    29    Tenant’s Initials ______
2485418-2

Period	Base Rent/RSF/ Month	Base Rent/Month
Commencement Date — Month 12	$1.0500*	$21,420
Months 13 — 24	$1.0815*	$22,063
Months 25 — 36	$1.1129	$22,724
Months 37 — 48	$1.1474	$23,406
Months 49 — 60	$1.1818	$24,108
Months 61 — 72	$1.2172	$24,832
Months 73 — 84	$1.2537	$25,577
Months 85 — 96	$1.2914	$26,344
Months 97 — 108	$1.3301	$27,134
Months 108 — 120	$1.3700	$27,948

* If Tenant exercises its expansion option under Section 1.6, Base Rent for the Expansion Premises shall be calculated based on the Base Rent/RSF/Month amounts multiplied by 1.2 (i.e., Base Rent per RSF which is 20% more than Base Rent for the initial Premises)
For ease of reference, the successive months of the Lease Term are referred to in the above schedule by a number, with Month 1 meaning the first full calendar month of the Term following the Commencement Date plus any partial month following the Commencement Date, Month 12 being the twelfth full calendar month of the Term, and so on.

Landlord Initials ____    30    Tenant’s Initials ______
2485418-2